UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2015

————————————

ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

————————————

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

          141 Mt. Bethel Road, Warren, New Jersey                                                                                                                                                                                        07059
                   (Address of Principal Executive Offices)                                                                                                                                                             (zip code)

Registrant’s telephone number, including area code:  (908) 668-5000

Not applicable
(Former name or former address, if changed since last report)

————————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 18, 2015, ANADIGICS, Inc. (the “Company”) received a letter from the staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) providing notification that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Global Select Market under Nasdaq Listing Rule 5550(a)(2).  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until December 15, 2015, to regain compliance.  If at any time before December 15, 2015, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide the Company with written confirmation of compliance.

If the Company does not regain compliance with Rule 5550(a)(2) by December 15, 2015, the Company may be eligible for an additional 180 calendar days compliance period.  To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period.  However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff would notify the Company that its securities would be subject to delisting.  In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

The Company is actively monitoring the bid price of its common stock and its minimum market value of listed securities and will consider and implement any and all options available to it to achieve compliance, including, without limitation, effecting a reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2015	ANADIGICS, Inc.
By: /s/ Terrence G. Gallagher
Name: Terrence G. Gallagher
Title: Executive Vice President and Chief Financial Officer